This agreement will be filed as an exhibit to the registration statement

SUBSCRIPTION ESCROW AGREEMENT

This Subscription Escrow Agreement (this “Agreement”) is entered into and effective, as of _____, 20__, by and among Stem Sales, Inc., a Florida corporation (the “Company”) and SUNTRUST BANK, a Georgia banking corporation (the “Escrow Agent”),

W I T N E S S E T H:

WHEREAS, the Company proposes to offer for sale (the “Offering”)  a minimum of Ten Thousand (10,000) shares and a maximum of One Million (1,000,000) shares of its common stock, $0.01 par value per share (the “Shares”), at a subscription price of ten cents ($0.10) per share, payable in cash pursuant to subscription agreements (“Subscription Agreements”); and

WHEREAS, the Shares are proposed to be offered for sale to investors (the “Subscribers”) by the Officers and Directors of the Company pursuant to registration under the Securities Act of 1933, as amended, and pursuant to registration under certain state securities laws;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Escrow Agent agree as follows:

1.

Deposits in Escrow.

(a)

The Company shall deposit or cause to be deposited with the Escrow Agent, to be held in escrow under the terms of this Agreement, all proceeds received from the sale of the Shares to the Subscribers (the “Subscription Proceeds”).  The Escrow Agent shall have no responsibility for Subscription Proceeds until such proceeds are actually received, clear through normal banking channels and constitute collected funds.  The Escrow Agent shall have no duty to collect or seek to compel payment of any Subscription Proceeds, except to place such proceeds or instruments representing such proceeds for deposit and payment through customary banking channels.  Checks for Subscription Proceeds furnished by Subscribers shall be made payable to:  SunTrust Bank, as Escrow Agent for Stem Sales, Inc.

(b)

The Company shall deliver to the Escrow Agent, in a form acceptable to the Escrow Agent, schedules disclosing the name and address of each of the Subscribers, the number of Shares subscribed for by each Subscriber, the Federal tax identification number of each of the Subscribers, the amount of Subscription Proceeds received from each Subscriber, and such other information as will enable the Escrow Agent to attribute to a particular Subscriber all Subscription Proceeds received by the Escrow Agent.

2.

Rejection of Subscription Agreement.

(a)

Any Subscription Agreement may be rejected by the Company in whole or in part.  The Company shall promptly notify the Escrow Agent in writing in the event of any such rejection.  Upon the receipt of a written notice of rejection from the Company pertaining to any Subscription Agreement, the Escrow Agent shall return to the Subscriber whose name appears on the rejected Subscription Agreement the Subscription Agreement (if then in the Escrow Agent’s possession) and the Subscription Proceeds tendered by such Subscriber, without payment of interest; provided such Subscriber’s Subscription Proceeds constitute collected funds held by the Escrow Agent.

(b)

In the event the Escrow Agent receives written notice from the Company that a Subscription Agreement has been withdrawn by a Subscriber, the Escrow Agent shall return to such Subscriber  whose name appears on the withdrawn Subscription Agreement the Subscription Agreement (if then in the Escrow Agent’s possession) and the Subscription Proceeds tendered  by such Subscriber, without payment of interest; provided such Subscriber’s Subscription Proceeds constitute collected funds held by the Escrow Agent.

SunTrust Bank Escrow Services Subscription Escrow 5.2014

3.

Disbursements.

(a)

At such time as the Escrow Agent has received written notice from the Company that

Subscription Proceeds in the minimum amount of One Thousand Dollars ($1,000.00) have been received by the Company and delivered to the Escrow Agent, the Escrow Agent shall, subject to the receipt of such Subscription Proceeds, disburse all Subscription Proceeds then held by the Escrow Agent and any earnings thereon to the account of the Company in accordance with written directions provided by the Company, and thereupon this Agreement (except as otherwise provided herein) shall terminate.

(b)

If at least One Thousand Dollars and No/100 ($1,000.00) has not been deposited with the Escrow Agent on or before _____, 20__ ( the “Termination Date”) and the Company has not theretofore notified the Escrow Agent in writing of an extension of the Offering, then the Escrow Agent shall refund to each of the Subscribers the full amount of Subscription Proceeds held by the Escrow Agent for such Subscriber, without payment of interest. Upon disbursement of all of the Subscription Proceeds held by the Escrow Agent as provided in this Section 3(b), this Agreement (except as otherwise provided herein) shall terminate.

(c)

The Company shall provide a copy of this Agreement to each Subscriber.

4.

Investment of Subscription Proceeds; Compensation of Escrow Agent.

(a)

The Escrow Agent shall invest all funds held pursuant to this Agreement in accordance with the Investment Selection Instructions set forth as Exhibit C hereto. Instructions to make any other investment must be in writing and signed by the Company.  The Company represents and warrants that the investment directed by the Company as set forth in Exhibit C is a legal investment under applicable law for the Subscription Proceeds and that the Company will not direct that the funds be invested in any investment that would not be a legal investment under applicable law for such funds. The Company recognizes and agrees that the Escrow Agent will not provide supervision, recommendations or advice relating to the investment of moneys held hereunder or the purchase, sale, retention or other disposition of any investment, and the Escrow Agent shall not be liable to the Company or any other person or entity for any loss incurred in connection with any such investment.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction. The Escrow Agent shall  use its best efforts to invest funds on a timely basis upon receipt of such funds; provided, however, that the Escrow Agent shall in no event be liable for compensation to the Company or any other person or entity related to funds which are held un-invested or funds which are not invested timely. The Escrow Agent is authorized and directed to sell or redeem any investments as it deems necessary to make any payments or distributions required under this Agreement. Any investment earnings and income on the Escrow Fund shall be the property of Stem Sales, Inc.

(b)

The Company agrees that all interest and income from the investment of the funds held hereunder shall be reported as having been earned by the Company as of the end of each calendar year whether or not such income was disbursed during such calendar year and to the extent required by the Internal Revenue Service.  On or before the execution and delivery of this Agreement, the Company shall provide to the Escrow Agent a completed Form W-9 or Form W-8, whichever is appropriate.  Notwithstanding anything to the contrary herein provided, except for the delivery of Form 1099’s, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to any funds held pursuant to this  Agreement or any income earned thereon. With respect to the preparation and delivery of Form 1099’s and all matters pertaining to the reporting of earnings on funds held under this Agreement, the Escrow Agent shall be entitled to request and receive written instructions from the Company, and the Escrow Agent shall be entitled to rely conclusively and without further inquiry on such written instructions. The Company shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Subscription Proceeds or any earnings or interest thereon unless such tax, late payment, interest, penalty or other cost or expense was finally adjudicated by a court of competent jurisdiction to have been directly caused by the gross negligence of willful misconduct of the Escrow Agent. The indemnification provided in this section is in addition to the indemnification provided in other sections of this Agreement and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

(c)

The Company agrees to pay to the Escrow Agent compensation, and to reimburse the Escrow Agent for costs and expenses, all in accordance with the provisions of Exhibit B hereto, which is incorporated herein by reference and made a part hereof. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event

SunTrust Bank Escrow Services Subscription Escrow 5.2014

that the conditions for the disbursement of funds are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Company shall compensate the Escrow Agent for such extraordinary services and reimburse the Escrow Agent for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. To the extent permitted by applicable law, the Escrow Agent shall have, and is hereby granted, a prior lien upon and first priority security interest in the Subscription Proceeds held hereunder (and the earnings and interest accrued thereon) with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and without judicial action to foreclose such lien and security interest, and the Escrow Agent shall have and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Subscription Proceeds held hereunder (and the earnings and interest accrued thereon). The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

5.

Duties of Escrow Agent; Indemnification.

(a)

This Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto, which duties shall be deemed purely ministerial in nature, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall in no event be deemed to be a fiduciary to the Company, the Subscribers, or any other person or entity under this Agreement.  The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties. In performing its duties under this Agreement, or upon the claimed failure to perform its duties, the Escrow Agent shall not be liable for any damages, losses or expenses other than damages, losses or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Escrow Agent’s willful misconduct or gross negligence.  In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be responsible or liable for the failure of the Company to perform in accordance with this Agreement. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds affected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings.

(b)

No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

(c)

This Agreement constitutes the entire agreement between the Escrow Agent and the Company in connection with the subject matter of this Agreement, and no other agreement entered into by the Company related to the subject matter of this Agreement, including, without limitation, the Subscription Agreements, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof.

(d)

The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify the Company or any other person or entity interested in this Agreement of any payment required or maturity occurring under this Agreement or under the terms of any instrument deposited herewith unless such notice is explicitly provided for in this Agreement.

(e)

The Escrow Agent shall be protected in acting upon any written instruction, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of  this Agreement and items amending the terms of this Agreement. The Escrow Agent shall be under no duty or obligation to inquire into or investigate the validity, accuracy or content of any such notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document. The Escrow Agent shall have no duty or obligation to make any formulaic calculations of any kind hereunder.

(f)

The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.  The Escrow Agent shall be entitled to seek the advice of legal counsel with respect to any matter arising under this Agreement and the Escrow Agent shall have no liability and shall be fully protected with respect to any action taken or omitted pursuant to the advice of such legal counsel. The Company shall be liable for, and shall

SunTrust Bank Escrow Services Subscription Escrow 5.2014

promptly pay, upon demand by the Escrow Agent, the reasonable and documented fees and expenses of any such legal counsel.

(g)

The Company represents and warrants to  the Escrow Agent that there is no security interest in the Subscription Proceeds or the earnings thereon  or any part of the Subscription Proceeds or such earnings; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Subscription Proceeds or the earnings thereon  or any part of the Subscription Proceeds or such earnings;  and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Subscription Proceeds or the earnings thereon or any part of the Subscription Proceeds or such earnings or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Subscription Proceeds, the earnings thereon  or any part thereof.

(h)

In the event of any disagreement resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Escrow Agent, in good faith,  is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to the Company, any Subscriber or any other person or entity for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of the Company, the Subscribers  and all other interested  persons and entities shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among the Company and all other interested  persons and entities, and the Escrow Agent shall have been notified thereof in writing signed by the Company and all such  persons and entities.  Notwithstanding the preceding, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of an agency of the United States or any political subdivision thereof, or of any agency of any State of the United States or of any political subdivision of any thereof, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies.  The rights of the Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

In the event of any disagreement or doubt, as described above, the Escrow Agent shall have the right, in addition to the rights described above and at the election of the Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all funds and property held under this Agreement, and the Escrow Agent shall have the right to take such other legal action as may be appropriate or necessary, in the sole discretion of the Escrow Agent. Upon such tender, the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder.

        (i)

The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the Company.  Such resignation shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been furnished.  In such event, the Company shall promptly appoint a successor escrow agent. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

(j)

Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Agreement without further act.

(k)

The Company agrees to indemnify, defend and hold harmless the Escrow Agent and each of the Escrow Agent’s officers, directors, agents and employees (the “Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, expenses and costs (including, without limitation, attorneys’ fees and expenses) of every nature whatsoever (collectively, “Losses”) which any such Indemnified Party may incur and which arise directly or indirectly from this Agreement or which arise directly or indirectly by virtue of the Escrow Agent’s undertaking to serve as Escrow Agent hereunder; provided, however, that no Indemnified Party shall be entitled to indemnity with respect to Losses that have been finally adjudicated by a court of competent jurisdiction to have been directly caused by  such Indemnified Party’s gross negligence or willful misconduct.  The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

SunTrust Bank Escrow Services Subscription Escrow 5.2014

(l)

The Company acknowledges that the Escrow Agent is serving as escrow agent for the limited purposes set forth herein and represents, covenants and warrants to the Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any Subscriber to the effect that the Escrow Agent has investigated the desirability or advisability of investment in the Shares or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions contemplated hereby, other than as escrow agent under this Agreement.  It is further agreed that the Company shall not use or permit the use of the name “SunTrust,” “SunTrust Bank,” “SunTrust Banks, Inc.” or any variation thereof in any sales presentation, placement or offering memorandum or literature pertaining directly or indirectly to the Offering except strictly in the context of the duties of the Escrow Agent as escrow agent under this Agreement.  Any breach or violation of the paragraph shall be grounds for immediate termination of this Agreement by the Escrow Agent.

(m)

The Escrow Agent shall have no duty or responsibility for determining whether the Shares or the offer and sale thereof conform to the requirements of applicable Federal or state securities laws, including but not limited to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.  The Company represents and warrants to the Escrow Agent that the Shares and the Offering will comply in all respects with applicable Federal and state securities laws and further represents and warrants that the Company has obtained and acted upon the advice of legal counsel with respect to such compliance with applicable Federal and state securities laws.  The Company acknowledges that the Escrow Agent has not participated in the preparation or review of any sales or offering material relating to the Offering or the Shares.   In addition to any other indemnities provided for in this Agreement, the Company agrees to indemnify and hold harmless the Indemnified Parties  from and against any and all Losses  incurred by any of the Indemnified Parties   which directly or indirectly  arise from any violation or alleged violation of any Federal or state securities laws; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder  with respect to any Losses  that have been finally adjudicated by a court of competent jurisdiction to have been directly caused by such Indemnified Party’s gross negligence or willful misconduct.  The Company hereby agrees that the indemnifications and protections afforded the Escrow Agent and the other Indemnified Parties in this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

(n)

The Escrow Agent and any director, officer or employee of the Escrow Agent may become pecuniarily interested in any transaction in which the Company may be interested and may contract and lend money to the Company and otherwise act as fully and freely as though it were not escrow agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Company.

6.

Notices.

 Any notice, request for consent, report, or any other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been given when delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by electronic mail to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of the transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by United States mail, postage prepaid, or by certified mail, return receipt requested and postage prepaid, in each case to the appropriate address set forth below or at such other address as any party hereto may have furnished to the other parties hereto in writing:

If to Escrow Agent:

Matthew Ward

Vice President, Escrow Services

Mail Code HDQ 5307

919 East Main Street, 7th Floor

Richmond, Virginia 23219

Telephone: 804-782-7182

Facsimile: 804-782-7855

E-Mail Address: Matthew.Ward@SunTrust.com

If to Company:

Stem Sales, Inc.

Robert M. Snibbe, Jr. President

801 West Bay Drive, Ste 418

Largo, FL  33770

727-415-9409

E-mail: snibbe@rmsnibbe.com

Tax identification #: 46-5537828

SunTrust Bank Escrow Services Subscription Escrow 5.2014

Any party hereto may unilaterally designate a different address by giving notice of each change in the manner specified above to each other party hereto. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall not be deemed to have received any notice, request, report or other communication hereunder prior to the Escrow Agent’s actual receipt thereof.

7.

Successors and Assigns; Amendment.

The rights created by this Agreement shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and assigns of the Escrow Agent and the Company; provided, however, that except as provided in Section 5(j) neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of the other party hereto.  This Agreement may not be amended without the written consent of all parties in writing.

8.

Construction.

This Agreement shall be construed and enforced according to the laws of the State of Georgia.

9.

Severability.

              If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid, illegal or unenforceable, then the remainder of this Agreement and the application thereof will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto.  Upon such determination that any provision is invalid, illegal or unenforceable, the parties hereto agree to replace such provision with a valid, legal and enforceable provision that will achieve, to the maximum extent legally permissible, the economic, business and other purposes of such provision.

10.

Term.

This Agreement shall terminate and the Escrow Agent shall be discharged of all responsibilities hereunder at such time as the Escrow Agent shall have disbursed all Subscription Proceeds and any earnings thereon in accordance with the provisions of this Agreement; provided, however, that the provisions of Sections 4(b), 4(c), 5(k) and 5(m) hereof shall survive any termination of this Agreement and any resignation or removal of the Escrow Agent.

11.

Counterparts.

             This Agreement may be executed in separate facsimile or other electronic counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

12.

Authorized Signatures.  Contemporaneously with the execution and delivery of this Agreement and, if necessary, from time to time thereafter, the Company shall execute and deliver to the Escrow Agent a Certificate of Incumbency substantially in the form of Exhibit A hereto (a “Certificate of Incumbency”) for the purpose of establishing the identity and authority of persons entitled to issue notices, instructions or directions to the Escrow Agent on behalf of the Company.  Until such time as the Escrow Agent shall receive an amended Certificate of Incumbency replacing any Certificate of Incumbency theretofore delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on the most recent Certificate of Incumbency furnished to the Escrow Agent.

SunTrust Bank Escrow Services Subscription Escrow 5.2014

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

SunTrust Bank, as Escrow Agent

By:

Title:

Company:  Stem Sales, Inc.

By:

Title: President

SunTrust Bank Escrow Services Subscription Escrow 5.2014

EXHIBIT A

Certificate of Incumbency

(List of Authorized Representatives)

Client Name:

Stem Sales, Inc.

As an Authorized Officer of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity, and that the title and signature appearing beside each name is true and correct.

Name	Title	Signature	Contact Number
Bettina Elsner	Secretary		727-596-3038
Robert M. Snibbe, Jr	President		727-415-9409

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer on:

DATE: July 9, 2014

By:________________________

Name: Robert M. Snibbe, Jr

Title: President, Director

SunTrust Bank Escrow Services Subscription Escrow 5.2014

EXHIBIT B

Schedule of Fees & Expenses

Acceptance/Legal Review Fee:

$ 600.00 – one time only payable at the time of signing the escrow agreement

The Legal Review Fee includes review of all related documents and accepting the appointment of Escrow Agent on behalf of SunTrust Bank.  The fee also includes setting up the required account(s) and accounting records, document filing, and coordinating the receipt of funds/assets for deposit to the Escrow Account.  This is a one-time fee payable upon execution of the Escrow Agreement.  As soon as SunTrust Bank’s attorney begins to review the escrow agreement, the legal review fee is subject to payment regardless if the parties decide to appoint a different escrow agent or a decision is made that the escrow agreement is not needed.

Administration Fee:

 $2,500 – payable at the time of signing the escrow agreement and on the anniversary date thereafter, if applicable

The Administration Fee includes providing routine and standard services of an Escrow Agent.  The fee includes administering the escrow account, performing investment transactions, processing cash transactions (including wires and check processing), disbursing funds in accordance with the Agreement (note any pricing considerations below), and providing trust account statements to applicable parties for a twelve (12) month period.  If the account remains open beyond the twelve (12) month term, the parties will be invoiced each year on the anniversary date of the execution of the Escrow Agreement.  Additional fees will be billed for processing claim notices and/or objections.  Extraordinary expenses, including legal counsel fees, will be billed as out-of-pocket.  The Administration Fee is due upon execution of the Escrow Agreement.

Out-of-Pocket Expenses:

At Cost

Out-of-pocket expenses such as, but not limited to, postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal (out-of-pocket to counsel) or accounting, will be billed at cost.

Note:  This fee schedule is based on the assumption that the escrowed funds will be invested in one of the options listed on Exhibit C.  If for any reason, a Subscriber’s Subscription Proceeds must be returned by wire, a $25 fee will be charged per wire in excess of 4 per calendar month.

SunTrust Bank Escrow Services Subscription Escrow 5.2014

EXHIBIT C

INVESTMENT SELECTION INSTRUCTIONS

To:

SunTrust Bank

I direct and authorize you to invest all temporary cash and the portion of my account(s) that is appropriate to maintain in cash or cash equivalents in a SunTrust Bank deposit option or Federated Funds money market fund, as follows:

Check One:

☐	SunTrust Institutional Money Market Deposit Option	☐	SunTrust Non-Interest Deposit Option*
☐	Federated Prime Obligations Fund (POIXX)	☒	Federated Tax Free Obligations Fund (TBIXX)
☐	Other:

I acknowledge and consent that:

1.

I understand that investments in the SunTrust Institutional Money Market Deposit Option are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the standard FDIC insurance amount of $250,000, including principal and accrued interest.  The Parties understand that deposits in the SunTrust Institutional Money Market Deposit Option are not secured.  Further, I understand that the SunTrust Institutional Money Market Deposit Option has monthly withdrawal/disbursement restrictions of a maximum of 6 per month and that should the maximum be reached in any one calendar month, the funds will be moved to a SunTrust Bank non-interest bearing deposit option until the beginning of the following month unless an alternate investment vehicle is selected for this purpose.

Alternate Investment Vehicle:

2.

I may view prospectuses and other Federated fund materials, including fee information, at http://www.federatedinvestors.com/sc?link=products&templ=moneyMarketSearch&ut=unregistered_webuser

3.

SunTrust Bank may receive compensation in exchange for services (“fees for services”) that it provides to various Federated money market mutual funds. These fees for services shall be in addition to, and will not reduce, SunTrust Bank’s compensation.  Such fees for services will not be paid directly by your account, but will be paid to SunTrust Bank by Federated. The fees for services are subject to change without notice.

4.

I understand no transaction charge will be imposed on the account(s) listed below with respect to that portion of the account(s) invested in Federated Funds;

5.

I understand that investment funds, except for the SunTrust Deposit options, are not bank deposits and are not obligations of, or insured, endorsed or guaranteed by any SunTrust Bank or their affiliates, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.  I further understand that investment in any mutual fund involves some investment risk, including the possible loss of principal.

6.

I have full power to direct and authorize investments in account(s) identified below.

This direction and authorization shall continue in effect until revoked by written instruction delivered to the Bank.  Until a replacement fund is provided to the Bank all funds will be held in cash.

Date:	July 9, 2014
Account Name and Number:
X Robert M. Snibbe, Jr.	X
Name (printed or typed)	Signature

*Beginning December 31, 2010 through December 31, 2012, deposits held in noninterest-bearing transaction accounts will be fully insured, regardless of the amount in the account.

SunTrust Bank Escrow Services Subscription Escrow 5.2014